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                                                                   EXHIBIT 10.20



                                 AMENDMENT NO. 4


               AMENDMENT NO. 4 dated as of December 11, 2001 in respect of the Credit Agreement (Multi-Draw Term Loan Facility) dated as of May 16, 2001 and amended by Amendment No. 1 dated as of July 25, 2001, Amendment No. 2 dated as of September 28, 2001 and Amendment No. 3 dated as of October 15, 2001 (the "Credit Agreement") between NEXT LEVEL COMMUNICATIONS, INC., a Delaware corporation (the "Borrower"), and MOTOROLA, INC., a Delaware corporation (the "Lender").

               Pursuant to Amendment No. 2, the amount of the Commitment was increased from $60,000,000 to $64,000,000 and the $4,000,000 amount of such increase was promptly thereafter borrowed.

               Pursuant to Amendment No. 3, an amount of $2,953,626 owed by the Borrower to the Lender in connection with a Tax Allocation and Sharing Agreement with respect to certain tax losses of the Borrower for the tax year 2000 was deemed to have been borrowed under the Credit Agreement and accordingly the amount of the Commitment was increased from $64,000,000 to $66,953,626.

               The $4,000,000 amount borrowed pursuant to Amendment No. 2 was subsequently repaid (and unavailable to be reborrowed under the terms of the Credit Agreement) on or around October 24, 2001 in connection with the Borrower's entering into a mortgage loan transaction with The Northwestern Mutual Life Insurance Company. Accordingly, as of the date of this Amendment No. 4, the outstanding principal amount borrowed under the Credit Agreement is $62,953,626.

               The Borrower has requested that the Credit Agreement be amended to increase the amount of the Commitment to Eighty Two Million Nine Hundred Fifty Three Thousand Six Hundred Twenty Six Dollars ($82,953,626), representing an additional Twenty Million Dollars ($20,000,000) available to be borrowed (and combined with the $4,000,000 reduction in the Commitment resulting from the repayment described in the preceding paragraph will result in a net increase in the Commitment of $16,000,000), and the Lender has agreed to such an increase on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree as follows:

               Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein.

               Section 2. Amendments.

        2.1 The amount "$66,953,626" (reflecting Amendment No. 3) on the cover page of the Credit Agreement and in the preamble of the Credit Agreement is hereby amended to read "$82,953,626".

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        2.2 The words "Sixty Six Million Nine Hundred Fifty Three Thousand Six
        Hundred Twenty Six Dollars ($66,953,626)" (reflecting Amendment No. 3) in the definition of "Commitment" in Section 1.01 of the Credit Agreement is hereby amended to read "Eighty Two Million Nine Hundred Fifty Three Thousand Six Hundred Twenty Six Dollars ($82,953,626)".

        2.3 There is hereby added to Section 1.01 (Certain Defined Terms) the following definition in its correct alphabetical order:

               "Convertible Promissory Note" shall mean the Promissory Note dated as of December 11, 2001, representing Loans of up to $20,000,000 and containing provisions allowing the conversion of the Debt represented thereby into common stock or other securities of the Borrower on the terms contained therein.

        2.4 The definition of "Notes" in Section 1.01 is hereby amended and restated in its entirety to read as follows:

               "Notes" shall mean any promissory notes executed and delivered pursuant to Section 2.06(c) hereof, including, without limitation, the Convertible Promissory Note.

        2.5 The first sentence of Section 2.07 (Optional Prepayments and Conversions or Continuations of Loans) is hereby amended by changing the "and" before clause (c) to "," and by adding the following new clause
        (d) at the end of such sentence: ", and (d) no prepayment of the Debt represented by the Convertible Note may be made while there are any other Loans outstanding hereunder and any prepayment of the Debt represented by the Convertible Note shall be in compliance with the provisions of such note."

        2.6 Section 4.01(b) (Application of Payments) is hereby amended by adding at the beginning thereof the words "Subject to Section 2.07(d), the" and deleting "The".

               Section 3. Warrant. In consideration for the Lender entering into this Amendment No. 4, the Borrower is hereby granting the Lender a Warrant for 2,500,000 shares of common stock of the Borrower.

               Section 4. Representation and Warranties; No Defaults. The Borrower hereby represents and warrants to the Lender that (i) except as publicly disclosed and except with respect to changes in the disclosure schedules that are not individually or in the aggregate material, the representations and warranties made by it in or pursuant to the Loan Documents, after giving effect to the amendment effected hereby, are true and correct on and as of the date hereof as if made on and as of such date (or, if any such representation is expressly stated to have been made as of a specific date, as of such specific date) and (ii) no Default or Event of Default, after giving effect to the amendment effected hereby, has occurred and is continuing.

               Section 5. Miscellaneous. Except as expressly herein provided, the Loan Documents shall remain unchanged and in full force and effect. This Amendment No. 4 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 4

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by signing any such counterpart. This Amendment No. 4 shall be governed by, and construed in accordance with, the law of the State of New York.

               Section 6. Fees of Special Counsel. If not previously paid by the Borrower, the Lender may offset from the amount of any subsequent borrowing any amount owed to Special Counsel (i) pursuant to invoice number 889017 of Special Counsel dated November 1, 2001 and (ii) for the matters described in Section
10.03 of the Credit Agreement for which an invoice has been provided to the Borrower prior to such borrowing.

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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 4 to be duly executed as of the day and year first above written.


                                          NEXT LEVEL COMMUNICATIONS, INC.


                                          By:/s/ Next Level Communications, Inc.
                                             -----------------------------------
                                             Name:
                                             Title: Senior Vice President

                                          MOTOROLA, INC.


                                          By:/s/ Motorola, Inc.
                                             -----------------------------------
                                             Name:
                                             Title: Senior Vice President